EXHIBIT 8. 1
List of Significant Subsidiaries

	Head office		Percentage
Name of company	location	Function	owned
SAE Magnetics (H.K.) Ltd.	Hong Kong	Production of electronic materials and components	100.0%

TDK Hong Kong Co., Ltd.	Hong Kong	Production of electronic materials and components	100.0%

TDK Taiwan Corporation	Taipei, Taiwan	Production of electronic materials and components	95.4%

TDK Xiamen Co., Ltd.	Xiamen, China	Production of electronic materials and components	100.0%

TDK Fujitsu Philippines Corporation	Laguna, Philippines	Production of electronic materials and components	65.8%
Headway Technologies, Inc.	California, U.S.A.	Production of electronic materials and components	100.0%

Allied Focus Industry Ltd.	Hong Kong	Production of electronic materials and components	100.0%

TDK Dalian Corporation	Dalian, China	Production of electronic materials and components	100.0%

TDK Corporation of America	Illinois, U.S.A.	Sale of electronic materials and components	100.0%

TDK Electronics Europe GmbH	Düsseldorf, Germany	Sale of electronic materials and components	100.0%

TDK Singapore (Pte) Ltd.	Singapore	Sale of electronic materials and components, and recording media	100.0%
TDK Marketing Europe GmbH	Ratingen, Germany	Sale of recording media	100.0%

TDK Electronics Corporation	New York, U.S.A.	Sale of recording media	100.0%

TDK (Thailand) Co., Ltd.	Bangkok, Thailand	Production of recording media, and electronic materials and components	100.0%
TDK U.S.A. Corporation	New York, U.S.A.	Others	100.0%

TDK Europe S.A.	Luxembourg	Others	100.0%

Lambda Holdings Inc.	California, U.S.A.	Others	100.0%

Lambda Far East Ltd.	Devon, United Kingdom	Others	100.0%
TDK-MCC Corporation	Akita, Japan	Production of electronic materials and components	100.0%

Densei-Lambda K.K.	Tokyo, Japan	Production of electronic materials and components	58.9%
TDK Shonai Corporation	Yamagata, Japan	Production of electronic materials and components	100.0%

TDK Ugo Corporation	Akita, Japan	Production of electronic materials and components	100.0%
Media Technology Corporation	Yamanashi, Japan	Production of recording media	70.0%

TDK Marketing Corporation	Tokyo, Japan	Sale of recording media	100.0%
TDK Core Co., Ltd.	Tokyo, Japan	Others	100.0%
TDK Service Corporation	Tokyo, Japan	Others	100.0%